Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of October 21, 2021, is by and between FTS International, Inc., a Delaware corporation (the “Company”), and THRC Holdings, LP, a Texas limited partnership (the “Stockholder”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined below) of shares of common stock, par value $0.01 per share, of the Company, and other Company Securities and Company Subsidiary Securities, if applicable, referenced on Schedule A hereto as being Beneficially Owned by the Stockholder as of the date hereof (such shares and any additional Company Securities and Company Subsidiary Securities with respect to which the Stockholder becomes the Beneficial Owner after the date hereof being referred to herein as the Stockholder’s “Subject Shares”); and

WHEREAS, the Company, ProFrac Holdings, LLC, a Texas limited liability company (“Parent”), and ProFrac Acquisitions, Inc., a Delaware corporation and wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger contemporaneously herewith (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for Parent to effect the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as an inducement to and condition of the Company’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

VOTING AGREEMENT

Section 1.01Voting Agreement. At every annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder hereby irrevocably and unconditionally agrees to, in each case to the fullest extent that the Stockholder’s Subject Shares are entitled to vote or consent thereon: (a) appear at each such meeting or otherwise cause all of the Stockholder’s Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of the Stockholder’s Subject Shares (i) in favor of (x) adoption of the Merger

Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger and (y) any action by the Company in furtherance of the foregoing, including in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there is not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (ii) against any action or Contract that would reasonably be expected to (A) result in a material breach or violation of any covenant, representation or warranty or any other obligation of the Stockholder contained in this Agreement, (B) result in any of the conditions set forth in Article 9 of the Merger Agreement not being satisfied on or before the End Date or (C) impede, interfere with, delay, discourage, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement; and (iii) against any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or that is inconsistent with the Merger or matters contemplated by the Merger Agreement. The Stockholder shall provide the Company with at least five Business Days’ written notice prior to signing any action proposed to be taken by written consent with respect to any Subject Shares.

Section 1.02Proxy.  (a) The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company, the executive officers of the Company and any person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution (each, a “Proxy Stockholder”), to consent to or vote the Subject Shares at any meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, of the stockholders of the Company or with respect to any written consent of the stockholders of the Company, to appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purpose of establishing a quorum and vote, or cause to be voted at such meeting or by written consent, all Subject Shares solely with respect to the matters and in the manner set forth in Section 1.01 if the Stockholder does not timely attend and so vote its Subject Shares at such meeting or in such written consent.

(b)The Stockholder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by the Stockholder with respect to the Subject Shares (and the Stockholder hereby represents that any such prior proxy is revocable).  Stockholder hereby agrees not to grant any proxy during the term of this Agreement with respect to any Subject Shares that is inconsistent with the proxy granted pursuant to this Section 1.02.  Any attempt by the Stockholder to grant a proxy, vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) the Subject Shares in a manner inconsistent with the proxy granted pursuant to this Section 1.02 shall be null and void ab initio.  The proxy granted by the Stockholder shall be automatically revoked upon termination of this Agreement in accordance with Section 4.02. The Stockholder hereby ratifies and confirms all actions that the proxy appointed hereunder may lawfully do or cause to be done in accordance with this Section 1.02. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with and granted in consideration of, and as an inducement to the Company entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under this Agreement. The parties hereto acknowledge and agree that neither the Company nor any of its Affiliates, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to the Stockholder or any of its Affiliates, in connection with or as a result of the valid exercise of the proxy granted pursuant to this Section 1.02.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company as of the date hereof that:

Section 2.01Organization; Authorization; Binding Agreement. The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the consummation by the Stockholder of the transactions contemplated hereby are within the Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of the Stockholder. The Stockholder has full corporate or organizational power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming the due execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity. Other than as provided in the Merger Agreement and except for any filings by the Stockholder with the SEC, the execution, delivery and performance by the Stockholder of this Agreement does not require any action by or in respect of, or any notice, report or other filing by the Stockholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder.

Section 2.02Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or the comparable organizational documents) of the Stockholder, (ii) assuming compliance with the matters referred to in Section 4.03 of the Merger Agreement, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03 of the Merger Agreement, require any payment or notice to, or consent under or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, suspension, cancellation, acceleration or other change of, any right or obligation of the Stockholder, or to a loss of any benefit to which the Stockholder is entitled under any provision of any material Contract binding on the Stockholder or any Contract or Permit affecting, or relating in any way to, the assets or business of the Stockholder or (iv) result in the creation or imposition of any Lien on any of the Subject Shares, with only such exceptions, in the case of each of clauses (ii) and (iii), for such matters as have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair or otherwise adversely impact in any material respect the Stockholder’s ability to perform its obligations hereunder.

Section 2.03Ownership of Subject Shares.

(a)Except as may be reflected in Schedule A hereto and for Subject Shares Transferred after the date hereof in accordance with Section 3.01, the Stockholder is the sole record and Beneficial Owner of the Stockholder’s Subject Shares and has good, valid and marketable title to such Subject Shares free and clear of any Liens, options, rights, understandings or arrangements or any other encumbrances, limitations or restrictions whatsoever (including any restriction on the right to vote or dispose of such Subject Shares), except as set forth herein or pursuant to any applicable restrictions on transfer under the 1933 Act or applicable state securities laws. The Stockholder has, and will have at all times during the term of this Agreement, the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, the Stockholder’s Subject Shares, and there are no Contracts of any kind, contingent or otherwise, obligating the Stockholder to Transfer (as defined below), or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares. Except for this Agreement, none of the Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney.

(b)Except for any Subject Shares acquired after the date hereof, the Subject Shares on Schedule A are the only Company Securities or Company Subsidiary Securities Beneficially Owned or owned of record by the Stockholder and the Stockholder’s Affiliates.

(c)  For purposes of this Agreement, the term “Beneficial Owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the 1934 Act; provided that, without limiting the generality of the foregoing, for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of 60 days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

Section 2.04Reliance. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Subject Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and the Merger Agreement and has, independently and without reliance upon the Company or any other Person, and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that neither the Company nor any Affiliate of the

Company has made or is making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Merger Agreement. The Stockholder acknowledges that it has had the opportunity to seek independent legal advice from legal counsel of the Stockholder’s own choosing prior to executing this Agreement. The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement and upon the representations, warranties, covenants and other agreements of the Stockholder contained in this Agreement.

Section 2.05Absence of Litigation. There is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting (i) the Stockholder or any of its properties or assets (including the Stockholder’s Subject Shares) or (ii) any of its controlled Affiliates or any of their respective properties or assets, in each case before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to prevent or delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder or on a timely basis; provided that the Stockholder makes no representations or warranties regarding any Action involving the Company or relating to the Merger Agreement (other than Actions involving the Stockholder or Actions of which the Stockholder has actual knowledge).

Section 2.06Other Agreements. Except for this Agreement, the Stockholder has not: (i) taken any action that would or would reasonably be expected to (A) constitute or result in a breach hereof; (B) make any representation or warranty of the Stockholder set forth in this Agreement untrue or incorrect; or (C) have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement or (ii) granted any proxies or powers of attorney, or any other authorization or consent with respect to any of the Subject Shares with respect to the matters set forth in Section 1.01 or Section 1.02.

Section 2.07Brokers. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its Subsidiaries in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder or any of its Affiliates (other than the Company).

ARTICLE 3

ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that:

Section 3.01No Transfer; No Inconsistent Arrangements. Except pursuant to the express terms of this Agreement, the Stockholder shall not (and shall cause its Affiliates not to), without the prior written consent of the Company, directly or indirectly, (i) grant any rights of first offer or refusal or enter into any voting trust with respect to any of the Stockholder’s Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise, and including pursuant to a derivative transaction or through the Transfer by any other Person of any equity interests in any direct or indirect holding company holding Subject Shares or through the issuance and redemption by any such holding company of its securities) or consent to any of the foregoing (each, a “Transfer” (which defined term includes derivations of such defined term)), or cause to be Transferred, any of the Stockholder’s Subject Shares, other than a Transfer to an Affiliate of the Stockholder in connection with which such Affiliate agrees in writing to be bound by the terms of this Agreement and a copy of such agreement is delivered to the Company (a “Permitted Transfer”) and the Stockholder will remain liable for all obligations under this Agreement, (iii) otherwise permit any Liens to be created on any of the Stockholder’s Subject Shares, (iv) enter into any Contract with respect to the direct or indirect Transfer of any of the Stockholder’s Subject Shares or (v) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or grant any proxy or power of attorney, or any other authorization or consent, with respect thereto that, in the case of any of the activities in this clause (v), is inconsistent with this Agreement. The Stockholder hereby agrees that this Agreement and the obligations hereunder shall attach to the Stockholder’s Subject Shares and shall be binding upon any Person to which legal or Beneficial Ownership shall pass, whether by operation of law or otherwise including its successors or permitted assigns and if any involuntary Transfer of any of the Stockholder’s Subject Shares shall occur (including a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Stockholder’s Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as the Stockholder for all purposes hereunder. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any equity interests in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Each Stockholder hereby agrees not to request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Subject Shares and each Stockholder authorizes the Company to impose stop orders to prevent the Transfer of any of the Stockholder’s Subject Shares in violation of this Agreement.  Notwithstanding the foregoing, if the Company’s annual meeting or any special meeting of the Stockholders occurs prior to the Effective Time and includes matters that are not addressed in Article 1, nothing herein will prohibit the Stockholder from providing a customary proxy in favor of the Company or its officers, in connection with such annual meeting or special meeting or voting its Subject Shares at such annual or special meeting, in each case, to the extent not relating to matters that are not addressed in Article 1.

Section 3.02Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives and agrees not to exercise, any and all rights it may have to appraisal, dissent or any similar or related matter with respect to any of the Stockholder’s Subject Shares that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement under Section 262 of Delaware Law.

Section 3.03Actions. The Stockholder hereby agrees not to commence or participate in any Action or claim, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors in connection with approving or recommending to the shareholders the Merger Agreement or the transactions contemplated thereby, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action making any such claim.

Section 3.04Documentation and Information. Except as required by Applicable Law (in which case, other than the filing of any required amendments to the Stockholder’s Schedule 13D, the Stockholder will notify the Company in advance of such public announcement), the Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby without the prior written consent of the Company. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Stockholder’s Subject Shares, the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information regarding the Stockholder, in each case, that the Company reasonably determines is required to be disclosed by Applicable Law in the Company Disclosure Documents (including all schedules and documents filed with the SEC), or any other disclosure document in connection with the Merger and any other transaction contemplated by the Merger Agreement, and the inclusion of any such information in any press release. Each Stockholder agrees to promptly notify the Company of any required corrections with respect to any information supplied by or on behalf of the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Stockholder hereby agrees to notify the Company in writing as promptly as practicable of the number of any additional Subject Shares or other securities of the Company of which the Stockholder acquires record or Beneficial Ownership of on or after the date hereof.

Section 3.05Notice of Certain Events. The Stockholder shall promptly notify the Company of any fact, change or development occurring or arising after the date hereof that causes, or would reasonably be expected to cause, any breach of any representation, warranty, covenant or agreement of the Stockholder hereunder.

Section 3.06Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Company Securities and Company Subsidiary Securities received in respect of the Subject Shares by the Stockholder immediately following the effectiveness of the events described in this Section 3.08, as though they were Subject Shares hereunder.

ARTICLE 4

MISCELLANEOUS

Section 4.01Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such facsimile transmission or e-mail is requested and received) and shall be given, if to the Company, to:

FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
Attention: Jared Vitemb
Email: Jared.Vitemb@ftsi.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: William L. Taylor
Cheryl Chan
Email: william.taylor@davispolk.com
cheryl.chan@davispolk.com

if to the Stockholder, as set forth on the signature page hereof,

or to such other address, facsimile number or e-mail address as such Person may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 4.02Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, (a) the provisions of Section 3.02, Section 3.03 and Section 3.04 shall survive any termination of this Agreement upon the occurrence of the Effective Time, (b) the provisions of this Article 4 shall survive any termination of this Agreement and (c) no termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to termination hereof or such party’s fraud.

Section 4.03Further Assurances. The Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the Company may reasonably request and use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things required under Applicable Law to consummate and make effective the actions contemplated by this Agreement.

Section 4.04Other Definitional and Interpretative Provisions. For purposes of this Agreement and with respect to the Stockholder, the term “Affiliate” does not include (i) the Company or any of its Subsidiaries, (ii) any of their respective directors or officers solely as a result of such director’s or officer’s position as such or (iii) any of the Company’s stockholders solely as a result of such stockholder’s interest in the Company. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract or agreement are to that Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any schedule hereto, all such amendments, modifications, supplements, extensions or renewals must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

Section 4.05Amendments and Waivers.

(a)Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 4.06Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.07Binding Effect; Benefit; Assignment.

(a)The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b)No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties other than a Permitted Transfer by the Stockholder.

Section 4.08Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 4.09Jurisdiction. The parties hereto agree that any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court located in New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.01 shall be deemed effective service of process on such party.

Section 4.10WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.11Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including facsimile or portable document format (PDF) counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 4.12Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 4.13Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.14Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 4.09, in addition to any other remedy to which they are entitled at law or in equity and no bond shall be required to be posted in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Stockholder

By: THRC Holdings, LP
By: THRC Management, LLC, its General Partner

By: /s/ Dan Wilks
Name: Dan Wilks
Title: Manager

For Notices:

THRC Holdings, LP
17018 IH 20
Cisco, TX 76437

FTS International, Inc.

By: /s/ Eugene Davis
Name: Eugene Davis
Title: Chairman of the Board of Directors

[Signature Page to Voting and Support Agreement]

Schedule A

Name of Stockholder	Subject Shares

THRC Holdings, LP	2,750,000 Class A Shares

A-1